UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 19, 2009

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors orPrincipal Officers

Effective February 19, 2009, the Board of Directors of The DIRECTV Group, Inc. (the “Company”), accepted the resignation of James M. Cornelius as a member of the Board and as Chairman of the Board’s Audit Committee.  The Board appointed Ralph F. Boyd, Jr. as Chairman of the Audit Committee to replace Mr. Cornelius and also appointed Neil R. Austrian as a member of the Audit Committee.  The Board determined that Nancy S. Newcomb and Neil R. Austrian, current members of the Audit Committee, each qualifies as a financial expert for the Audit Committee.  All members of the Audit Committee are independent directors as that term is defined by the U.S. Securities and Exchange Commission, the NASDAQ and policies of the Company.

Compensation Grants and Awards

On February 19, 2009, the Compensation Committee of the Board (the “Compensation Committee”) approved:
(i) 2009 base salaries for the Company’s named executive officers,
(ii) cash bonuses for 2008 pursuant to the Company’s Amended and Restated Executive Officer Cash Bonus Plan (“Bonus Plan”),
(iii) vesting and issuance of shares of the Company’s common stock pursuant to prior performance-based restricted stock units or RSUs granted in 2006 to the named executive officers, other than the Chief Executive Officer, for the performance period 2006-2008 pursuant to the Company’s Amended and Restated 2004 Stock Plan (“2004 Stock Plan”), and
(iv) grants to such other named executive officers of performance-based RSUs for the performance period 2009-2011 pursuant to the 2004 Stock Plan, as follows:

Name and Position of Executive Officer with the Company	Base Salary for 2009	Cash Bonus for 2008	Shares To Be Issued Pursuant to 2006 RSU Award	Restricted Stock Unit Grant for 2009

Chase Carey - President and Chief Executive Officer	no change from 2008 ($2,304,000)	$3,500,000	N/A	(1)

Bruce Churchill - President - New Enterprises and DIRECTV Latin America, LLC	$1,174,000	$1,256,000	57,120	60,000

Michael Palkovic – Executive Vice President - Operations	$822,000	$512,000	52,360	55,000

Larry Hunter Executive Vice President, Legal, Administration and Human Resources, General Counsel and Secretary	$801,000	$511,000	52,360	57,500

Patrick Doyle - Executive Vice President and Chief Financial Officer	$600,000	$285,000	28,560	40,000

(1)
In August 2007, Mr. Carey received a performance-based restricted stock unit award for the performance period 2008-2010, and a stock option award, which are described in Exhibits 10.2 and 10.3 to Form 8-K of The DIRECTV Group, Inc. filed August 14, 2007 (the “August 14, 2007 8-K”).  No additional stock grants, restricted stock units or stock options are presently anticipated to be awarded to Mr. Carey through the term of his current Employment Agreement, which expires December 31, 2010 and which is attached as Exhibit 10.1 to the August 14, 2007 8-K.

In establishing the cash bonus payment to each executive officer, the Compensation Committee first determined and certified, pursuant to the terms of the Bonus Plan, that the performance target for 2008 was satisfied, so that the Company could have paid the maximum bonus under the Bonus Plan of $10 million to the Chief Executive Officer and two times base salary for each other named executive officer.  The Compensation Committee exercised its discretion in establishing the amounts of individual bonus awards for each executive officer with each final bonus for 2008 being less than the maximum.  The Compensation Committee took into consideration, among other things, each individual’s performance, the financial and operating performance of the Company, including customer satisfaction, and stock price performance in 2008.

With respect to the performance goals for RSUs granted to all the named executive officers in 2006 (other than the Chief Executive Officer), the Compensation Committee determined that  for the three-year period ending 2008, performance was above threshold and below target for net annual subscriber growth, churn, SAC and pre-SAC margin improvement and exceeded target for ARPU growth. After applying the applicable performance factors for each of the five performance measures, which were 0.948, 0.835, 0.949, 0.741 and 1.285, respectively, and averaging the five performance factors, overall performance was determined to be 0.952 or 95.2% of the target performance level. The 95.2% performance factor was multiplied by the number of 2006-2008 RSUs granted to each such named executive officer to determine the number of RSUs that would be converted one-for-one into shares of DIRECTV common stock and issued to each such officer.

With respect to the performance goals for RSUs granted in 2007 to executive officers (other than the Chief Executive Officer), the Compensation Committee determined the results for the three performance factors: annual cash flow growth before interest and taxes, or CFBIT; annual growth in operating profit before depreciation and amortization or OPBDA and annual revenue growth.  The Company exceeded the target amounts for each performance factor.  After applying the applicable weighting factor to the three performance factors, overall average performance for 2008 exceeded target (1.440).  This amount will be averaged with the overall average performance for 2007 (1.07) and 2009 to determine the final 2007-2009 adjustment factor.  In each case, to determine the final adjustment factor, the Compensation Committee has reserved discretion to reduce payments or otherwise adjust downward restricted stock unit awards in accordance with the 2004 Stock Plan, and in no event may the final adjustment factor for the entire performance period exceed 1.20.

With respect to the performance goals for RSUs granted in August 2007 to the Chief Executive Officer and in 2008 to the other named executive officers, the Compensation Committee determined, for the first year of the 2008-2010 three-year performance period, the results of the three performance factors, which are the same as the performance factors for the 2007 RSU awards described above.  Consequently, overall average performance for 2008 exceeded target (1.440) and will be averaged with the overall average performance for 2009 and 2010 to determine the final 2008-2010 adjustment factor.  In each case, to determine the final adjustment factor, the Compensation Committee has reserved discretion to reduce payments or otherwise adjust downward restricted stock unit awards in accordance with the 2004 Stock Plan, and in no event may the final adjustment factor for the entire performance period exceed 1.25.

The Compensation Committee established performance goals under the 2004 Stock Plan for the RSUs awarded to named executive officers (other than the Chief Executive Officer), for 2009, with the following performance factors: annual CFBIT growth, annual growth in earnings per share, and annual revenue growth over the three-year period from January 1, 2009 through December 31, 2011.  A copy of the summary terms and conditions for the 2009 RSU grants is attached to this report as Exhibit 10.1.  The Compensation Committee also established the performance target for determination of the maximum tax-deductible amount payable to any executive officer in calendar year 2009 under the Bonus Plan, which is to be based on CFBIT.  A copy of the summary terms and conditions for the 2009 Bonus is attached to this report as Exhibit 10.2.

Policy Regarding Recovery of Compensation

The Compensation Committee also adopted the following policy for recovery of bonuses and stock awards (a “clawback” policy), which applies to all elected officers of the Company and all executive vice presidents of the Company’s subsidiaries:

“In addition to any other remedies available to the Company, (i) if any of the financial or operating results of the Company is restated or otherwise adjusted, and (ii) after taking any such restatement or adjustment into account, the amount of any bonus or equity award paid within the preceding three years would have been reduced, then the Company may require any of its current or former elected officers and other employees or former employees designated at least executive vice president of the Company or any of its subsidiaries (collectively, “Officers”) to return to the Company all or any portion of the bonus or equity award in excess of the amount which would have been paid after taking into account such restatement or adjustment.

The Compensation Committee will determine whether to require any present or former officers to return any such amounts and may also direct the Company to seek recovery from other present or former Officers.  In making such determinations, the Committee may consider such factors as it considers appropriate under the circumstances, including the reasons for, and persons responsible for, any such restatements or other adjustment, the amount of the excess bonus or equity award resulting from such restatement or other adjustment, the risks, costs and benefits associated with pursuing the recovery of such excess amount, other actions the Company or third parties may take, or may have taken, with respect to the person(s) who was responsible for the misstatement, and any other legal or other facts or circumstances the Compensation Committee considers appropriate.”

The description of each document in this report, including the Bonus Plan and 2004 Stock Plan, previously filed with the SEC on April 27, 2007 as exhibits to the Company’s Definitive Proxy Statement on Schedule 14A, is qualified in its entirety by reference to the applicable document, which is included herein by reference.

ITEM 9.01             Financial Statements and Exhibits

(d)	Exhibits.

10.1	Summary Terms – 2009 Restricted Stock Unit Grants
10.2	Summary Terms – 2009 Bonus

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: February 25, 2009	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, Legal, Administration and Human Resources, General Counsel and Secretary